Exhibit 99.1

Y-mAbs Announces Naxitamab Chemoimmunotherapy Investigational Trial for High-Risk Neuroblastoma Meets Primary Endpoint

New York, NY, May 26, 2022 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced that Dr. Shakeel Modak, MD from Memorial Sloan Kettering (“MSK”) will present results from the naxitamab-based chemoimmunotherapy trial in patients with chemoresistant high-risk neuroblastoma (“HR-NB”), at the American Society of Clinical Oncology (“ASCO”) Annual Meeting to be held June 3-7, 2022.

This clinical trial studied the combination of Humanized anti-GD2 antibody naxitamab, Irinotecan, Temozolomide and Sargramostim (GM-CSF), (“HITS”) protocol, and included cohort of patients that were treated at MSK in a phase 2 protocol, and at Hospital Sant Joan de Déu (“HJSD”) per protocol on compassionate use basis. Health authorities have not established the safety and efficacy of the HITS protocol, as it is investigational and has not been approved by health authorities.

Eligibility criteria included evaluable or measurable chemoresistant disease. Prior anti-GD2 or irinotecan/temozolomide therapy was permitted. Each cycle, administered 3-5 weeks apart, comprised irinotecan, temozolomide, naxitamab and GM-CSF. The primary endpoint of the phase 2 trial at MSK was complete response (“CR”) and partial response (“PR”) after 4 cycles.

Of 90 previously heavily treated patients, (38 at MSK in the phase 2 trial, and 52 at HJSD), eight had HR-NB refractory to induction chemotherapy and 82 had up to six prior relapses.

The primary endpoint was reached in the MSK phase 2 trial: Objective Response Rate (“ORR”) according to the International Neuroblastoma Response Criteria (“INRC”) of 30.6%, with a lower boundary of 20.4%. In the entire cohort, responses were 26% for CR, 11% for PR, 9% for mixed response, 27% for stable disease and 27% for progressing disease (“PD”). In the MSK phase 2 trial, the ORR was 64% for all patients, with soft tissue (48%) and skeletal MIBG uptake (66%). CR in bone marrow was seen in 57% of the patients. The ORR in patients with MYCN-amplification was 25%, in patients with refractory disease 100%, and in patients with relapsed disease 61%. Moreover, in patients who had previously received irinotecan/temozolomide or naxitamab, the ORR was 64% and 68%, respectively. In patients who had previously received dinutuximab/irinotecan/temozolomide, the ORR was 42% (five out of 12 patients).

Toxicities included myelosuppression and diarrhea as expected with irinotecan/temozolomide, pain and hypertension as expected with naxitamab, plus febrile neutropenia. No other >grade 2 unexpected toxicities occurred, and the treatment was outpatient. In this trial, human anti-human antibody did not develop in any of the 50 patients providing samples for testing.

“We are very pleased to present data for the HITS protocol,” stated Thomas Gad, Founder, President and Interim CEO. “Responses in patients with relapsed or progressive high-risk neuroblastoma are challenging, as chemo-resistant disease is considered an obstacle, so we are excited to see this study met its primary endpoint. This further demonstrates the potential role for DANYELZA in HR-NB. No other GD2 antibody has been studied in such a heavily pre-treated patient population.”

Researchers at Memorial Sloan Kettering Cancer Center MSK developed naxitamab, which is exclusively licensed by MSK to Y-mAbs. As a result of this licensing arrangement, MSK has institutional financial interests in the compound.

About Y-mAbs

Y-mAbs is a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic cancer products. In addition to conventional antibodies, the Company’s technologies include bispecific antibodies generated using the Y-BiClone platform and the SADA platform. The Company’s broad and advanced product pipeline includes one FDA-approved product, DANYELZA® (naxitamab-gqgk), which targets tumors that express GD2, and one product candidate at the registration-stage, OMBLASTYS® (omburtamab), which targets tumors that express B7-H3.

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